SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934

	Filed by the Registrant	[X]
	Filed by a Party other than the Registrant	[ ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[X]	Definitive Additional Materials
[ ]	Soliciting Material under Rule 14a-12

Fidelity Advisor Series VII Trust
(Name of Registrant as Specified In Its Charter)

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[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
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(5) Total Fee Paid:
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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FIDELITY ADVISOR FOCUS FUNDS®

AND

FIDELITY® ADVISOR REAL ESTATE FUND

FUNDS OF

FIDELITY ADVISOR SERIES VII

This is to inform you of a modification to the proxy statement dated February 17, 2004 regarding the above funds.

The following information replaces the last paragraph of the "All Other Fees" subsection on page 50 of the "Independent Accountant" section.

For the fiscal years ended July 31, 2003 and July 31, 2002, the aggregate fees billed by Deloitte of $1,300,000A,B and $1,800,000A,B for non-audit services rendered on behalf of the funds, FMR (not including any subadviser whose role is primarily portfolio management and is subcontracted with or overseen by another investment adviser) and Fund Service Providers relating to Covered Services and Non-Covered Services are shown in the table below.

Billed By	2003A,B	2003A,B	2002A,B	2002A,B
	Covered Services	Non-Covered Services	Covered Services	Non-Covered Services
Deloitte	$ 650,000	$ 650,000	$ 550,000	$ 1,250,000

A Aggregate amounts may reflect rounding.

B Includes amounts related to non-audit services prior to May 6, 2003 that would have been subject to pre-approval if the SEC rules relating to the pre-approval of non-audit services had been in effect at that time.

The funds and their shareholders will not bear the costs associated with printing or mailing this notice. If you have any questions, please call Fidelity at 1-877-208-0098.

Advisor Series VII Trust - buckslip